UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2022 (January 19, 2022)

Welsbach Technology Metals Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41183	87-106702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 S Craig Place

Lombard, Illinois 60148

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 900-0242

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Common Stock, $0.0001 par value, and one Right to receive one-tenth of one share of Common Stock	WTMAU	The Nasdaq Stock Market LLC

Common Stock, $0.0001 par value per share	WTMA	The Nasdaq Stock Market LLC

Rights, each exchangeable into one-tenth of one share of Common Stock	WTMAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Separate Trading of Units, Shares of Common Stock and Rights

On January 19, 2022, Welsbach Technology Metals Acquisition Corp. (the “Company”) announced that, commencing on January 20, 2022, the holders of units issued in its IPO (the “Units”), each consisting of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one right to receive one-tenth of one share of Common Stock (“Right”), may elect to separately trade shares of Common Stock and Rights included in the Units. The Units not separated will continue to trade on the Nasdaq Global Market under the symbol “WTMAU.” Shares of Common Stock and the Rights are expected to trade on the Nasdaq Global Market under the symbols “WTMA” and “WTMAR,” respectively. No fractional Rights will be issued upon separation of the Units and only whole Rights will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Common Stock and Rights.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 19, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Welsbach Technology Metals Acquisition Corp.

	By:	/s/ Daniel Mamadou
		Name:	Daniel Mamadou
		Title:	Chief Executive Officer

Dated: January 20, 2022

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